State of Delaware
Secretary of State
Division of Corporations
Delivered 10:00 AM 01/21/2020
FILED 10:00 AM 01/21/2020
SR 20200412687 - File Number 7705864

STATE OF DELAWARE CERTIFICATE OF MERGER OF FOREIGN CORPORATION INTO A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is NDYN Merger Corp., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Naerodynamics, Inc., a Colorado corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is NDYN Merger Corp., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation. (If amendments are affected please set forth)

FIFTH: The authorized stock and par value of the non-Delaware corporation is Please see attachment..

SIXTH: The merger is to become effective on January 30, 2020.

SEVENTH: The Agreement of Merger is on file at 2030 Powers Ferry Road SE, #212, Atlanta, GA 30339, an office of the surviving corporation.

EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 13th day of January, A.D., 2020.

By: [signature]
Authorized Officer

Name: Erik S. Nelson
Print or Type

Title: CEO/President

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

FOREIGN CORPORATION INTO

A DOMESTIC CORPORATION

FIFTH: The authorized stock and par value of the non-Delaware corporation is 760,000,000, 750,000,000 shares of which is common stock @ $0.0001 par value, and 10,000,000 shares of which is Preferred Stock @ $0.0001 par value.